Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Service Providers”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated April 29, 2025, and each included in this Post-Effective Amendment No. 5 to the Registration Statement (Form N-1A, File No. 333-274984) of Venerable Variable Insurance Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated February 20, 2025, with respect to the financial statements and financial highlights of Venerable High Yield Fund, Venerable Large Cap Index Fund, Venerable Moderate Allocation Fund, Venerable Strategic Bond Fund and Venerable US Large Cap Strategic Equity Fund (five of the funds constituting Venerable Variable Insurance Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

April 29, 2025